                                                                       Exhibit 1
                                                                       ---------


                                WORLDCORP, INC.

                                                          Principal Occupation
Name                         Title                       If Different From Title
----                         -----                       -----------------------
T. Coleman Andrews, III      Chief Executive Officer                --
WorldCorp, Inc.                and President of
13873 Park Center Road #490    WorldCorp, Inc.,
Herndon, Virginia 22071        Director

John C. Backus               Director, WorldCorp, Inc.   President and Chief
US Order, Inc.                                            Operating Officer
13873 Park Center Road #353                               of US Order, Inc.
Herndon, Virginia 22071

James E. Colburn             Director, WorldCorp, Inc.   Consultant, Aviation
5675 So. Yosemite #222                                    Consulting, Inc.
Denver, Colorado 80237

William F. Gorog             Chairman of the Board,      Chairman and Chief Executive
WorldCorp, Inc.               WorldCorp, Inc.             Officer US Order, Inc.
13873 Park Center Road #490
Herndon, Virginia 22071

Patrick F. Graham            Director, WorldCorp, Inc.   Director, Bain & Company, Inc.
Bain & Company, Inc.
2 Copley Place
Boston, Massachusetts
02117-0897

Andrew M. Paalborg           Vice President and General             --
WorldCorp, Inc.               Counsel of WorldCorp, Inc.
13873 Park Center Road #490
Herndon, Virginia 22071

Charles W. Pollard           Director, WorldCorp, Inc.   President, World Airways
WorldCorp, Inc.
13873 Park Center Road #490
Herndon, Virginia 22071

Geoffrey S. Rehnert          Director, WorldCorp, Inc.   Partner, Bain Capital, Inc.
Bain Capital
2 Copley Place
Boston, Massachusetts 02116

Jack F. Kemp                 Director, WorldCorp, Inc.   Co-Director of Empower America
Empower America
1776 Eye Street, NW
Washington, D.C. 20006
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